Filed Pursuant to Rule 424(b)(2)
Registration No. 333-204908

Contingent Income Auto-Callable Securities

UBS AG

June 15, 2015

PRODUCT SUPPLEMENT (To Prospectus dated June 12, 2015)

Product Supplement

Contingent Income Auto-Callable Securities

Linked to Common Stock or Exchange Traded Fund Shares

UBS AG from time to time may offer and sell Contingent Income Auto-Callable Securities, which we refer to as the “Securities”, linked to either common stock, including American depositary receipts, of a specific company, or (ii) shares of an exchange traded fund (each, an “underlying equity”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name and issuer of the underlying equity (the “underlying equity issuer”), and the specific manner in which such Securities may be offered, will be described for each particular offering of Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement; and last, the accompanying prospectus. The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer:
UBS AG
Booking Branch:
The booking branch of UBS AG will be specified in the applicable pricing supplement.
Issue Price:
The issue price per Security will be set equal to 100% of the principal amount of each Security.
Principal Amount:
Unless otherwise specified in the relevant pricing supplement, each Security will have a principal amount of $10 (with a minimum investment of 100 Securities for a total of $1,000).
Contingent Payment:
The “contingent payment” applicable to each determination date will be a fixed amount specified in the applicable pricing supplement and will be calculated based upon a rate per annum (the “contingent payment rate”) specified in the applicable pricing supplement. UBS will pay you a contingent payment during the term of the Securities, periodically in arrears on each contingent payment date under the conditions described below:

➢

If the closing price of the underlying equity is equal to or greater than the downside threshold level on the applicable determination date, UBS will pay for each Security you hold the contingent payment applicable to such determination date.

➢

If the closing price of the underlying equity is less than the downside threshold level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date.

Contingent payments on the Securities are not guaranteed . UBS will not pay you the contingent payment for any determination date on which the closing price of the underlying equity is less than the downside threshold level.
Early Redemption Feature:
The Securities will be redeemed early (an “early redemption”) by UBS if the closing price of the underlying equity on any determination date prior to the final determination date is equal to or greater than the call threshold level. If the Securities are redeemed, UBS will pay on the applicable contingent payment date a cash payment per Security equal to your principal amount plus the contingent payment otherwise due. Following an early redemption, no further amounts will be owed to you under the Securities.
Payment at Maturity:
If the Securities are not redeemed, at maturity UBS will pay a cash payment per Security that you hold, the amount of which is based on whether the downside threshold level is breached on the final determination date, as described below

➢

If the final price is equal to or greater than the downside threshold level, UBS will pay you for each Security you hold a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the maturity date pursuant to the contingent payment feature.

➢

If the final price is less than the downside threshold level, UBS will deliver to you for each Security you hold (i) a number of shares of the underlying equity equal to the exchange ratio (and, if applicable, cash in lieu of any fractional shares), or (ii) at our option, the cash value of such shares as of the final determination date.

If UBS elects to deliver to you cash in lieu of shares, the “cash value” will be equal to the exchange ratio multiplied by the final price.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not redeemed early and the final price is less than the downside threshold level, UBS will deliver to you either a number of shares (and, if applicable, cash in lieu of any fractional shares) of the underlying equity equal to the exchange ratio or the cash value of such shares at maturity, the value of which is expected to be worth significantly less than your principal amount and may be worthless, resulting in a loss of some or all of your initial investment.
Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Exchange Ratio:
A number of shares of the underlying equity equal to the principal amount divided by the initial price. Expressed as a formula:
$10 Initial Price
The exchange ratio is subject to adjustments in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”. Any fractional shares included in the exchange ratio will be paid in cash at an amount equal to the product of the fractional shares and the final price.
Initial Price:
The closing price of the underlying equity on the pricing date as determined by the calculation agent (as may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”).
Final Price:
The closing price of the underlying equity on the final determination date as determined by the calculation agent (as may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “—Reorganization Events”).
Pricing Date:
As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.
Original Issue Date:
As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.
Final Determination Date:
As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Determination Date”.
Maturity Date:
As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date”.
Determination Dates:
One or more dates that will be specified in the applicable pricing supplement. Determination dates are subject to postponement in the event of certain market disruption events as described under “General Terms of the Securities — Market Disruption Events”.
Downside Threshold Level:
A specified price of the underlying equity that is less than its respective initial price as set forth in the applicable pricing supplement (as may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”).
Call Threshold Level:
A specified price of the underlying equity as set forth in the applicable pricing supplement (as may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”).
Contingent Payment Dates:
Each contingent payment date will generally be three to five business days following the relevant determination date as set forth in the applicable pricing supplement. The last possible contingent payment date will be the maturity date.
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Calculation Agent:
UBS Securities LLC

The specific terms of any Securities that we offer, including the names of the underlying equity, and the specific manner in which such Securities may be offered, will be described for each particular offering of Securities in the applicable pricing supplement.

See “Risk Factors” beginning on page PS-15 of this product supplement for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Securities LLC

Product Supplement dated June 15, 2015

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this product supplement together with the prospectus dated June 12, 2015, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series B, of which the Securities are a part, and any applicable pricing supplement related to the Securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated June 12, 2015: http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of this document.

TABLE OF CONTENTS

Product Supplement
Product Supplement Summary	PS-1
Hypothetical Payment Amounts on Your Securities	PS-14
Risk Factors	PS-15
General Terms of the Securities	PS-29
Use of Proceeds and Hedging	PS-45
Supplemental U.S. Tax Considerations	PS-46
Certain ERISA Considerations	PS-54
Supplemental Plan of Distribution (Conflicts of Interest)	PS-55
Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7

UBS	8
Swiss Regulatory Powers	12
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Conflicts of Interest	76
Validity of the Securities	77
Experts	77

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the pricing date for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to the identity of the underlying equity and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Contingent Income Auto-Callable Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants,” dated June 12, 2015, of UBS. References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement, and last, the accompanying prospectus.

What are the Contingent Income Auto-Callable Securities?

The Contingent Income Auto-Callable Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG, the return on which is linked to the performance of either (i) common stock of a specific company or (ii) shares of an exchange traded fund (each, an “underlying equity”). As used in this product supplement, the term “common stock” also includes non-U.S. equity securities issued through depositary arrangements such as American depositary receipts (“ADR”). We refer to the common stock represented by an ADR as “non-U.S. stock”. If the underlying equity is an ADR, the term “non-U.S. stock issuer” refers to the issuer of the non-U.S. stock underlying the ADR. The underlying equity will be specified in the applicable pricing supplement to this product supplement.

Contingent Payments

UBS will pay you the applicable contingent payment for each Security you own during the term of the Securities, periodically in arrears on a contingent payment date, which will generally be three to five business days following the relevant determination date, if the closing price of the underlying equity is equal to or greater than the downside threshold level on the applicable determination date. However, if the closing price of the underlying equity is less than the downside threshold level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date.

The “contingent payment” means, with respect to each determination date, a fixed amount specified in the applicable pricing supplement, calculated based upon a rate per annum (the “contingent payment rate”). The “downside threshold level” is a specified price of the underlying equity that is less than the initial price as set forth in the applicable pricing supplement (as may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”). You must be willing to accept that if the closing price of the underlying equity is less than the downside threshold level on any determination date, UBS will not pay the contingent payment on the corresponding contingent payment date.

Payment upon Early Redemption

If the closing price of the underlying equity is equal to or greater than the call threshold level on any determination date prior to the final determination date, UBS will redeem the Securities early (an “early redemption”). If UBS redeems the Securities early, UBS will pay on the applicable contingent payment date a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on such contingent payment date (the “early redemption amount”).

The “call threshold level” is a specified price of the underlying equity as set forth in the applicable pricing supplement (as may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”).

Payment at Maturity

If the Securities are not redeemed early, at maturity, UBS will pay you a cash payment for each Security that you hold, calculated as follows:

If the final price of the underlying equity is equal to or greater than the downside threshold level, UBS will pay you a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the maturity date.

If the final price of the underlying equity is less than the downside threshold level, UBS will deliver to you for each Security you hold (i) a number of shares of the underlying equity equal to the exchange ratio (and, if applicable, cash in lieu of any fractional shares), or (ii) at our option, the cash value of such shares as of the final determination date. If UBS elects to deliver to you cash in lieu of shares, the “cash value” will be equal to the exchange ratio multiplied by the final price.

You must be willing to risk losing all of your initial investment if (i) the Securities are not redeemed early and (ii) the final price of the underlying equity is less than the downside threshold level on the final determination date. Unlike ordinary debt securities, UBS will not necessarily repay the principal amount of the Securities at maturity.

The “initial price” is the closing price of the underlying equity on the pricing date and the “final price” is the closing price of the underlying equity on the final determination date, in each case as determined by the calculation agent. The initial price and final price may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

The “exchange ratio” is a number of shares of the underlying equity equal to (i) the principal amount per Security divided by (ii) the initial price of the underlying equity. The exchange ratio may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

Unless otherwise specified in the applicable pricing supplement, the “final determination date” will be the last determination date specified in the applicable pricing supplement (which will generally be a date approximately three to five business days before the maturity date of the Securities, subject to postponement upon the occurrence of a market disruption event, as described under “General Terms of the Securities — Market Disruption Events” and “— Final Determination Date”.

Unlike ordinary debt securities, UBS will not necessarily pay contingent payments or repay the principal amount of the Securities at maturity. You must be willing to receive a number of shares equal to the exchange ratio (and, if applicable, cash in lieu of any fractional shares) or the cash value that is worth significantly less than your principal amount invested if (i) the Securities are not redeemed early and (ii) the final price of the underlying equity is less than the downside threshold level on the final determination date. You must be willing to accept that if the closing price of the underlying equity is less than the downside threshold level on any determination date, UBS will not pay the contingent payment on the corresponding contingent payment date, and if the final price is less than the downside threshold level, you may lose some or all of your principal amount at maturity.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not redeemed early and the final price is less than the downside threshold level, UBS will deliver to you either a number of shares (and, if applicable, cash in lieu of any fractional shares) of the underlying equity equal to the exchange ratio or the cash value of such shares at maturity, the value of which is expected to be worth significantly less than your principal amount and may be worthless, resulting in a loss of some or all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

The applicable pricing supplement will specify the pricing date, the original issue date, the determination dates (including the final determination date), the contingent payment dates and the maturity date, as well as the respective terms of each offering of the Securities, including the underlying equity, the contingent payments, the downside threshold level and the call threshold level.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different underlying equity and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct Security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying equity to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Specific terms of each Security will be described in the applicable pricing supplement

The specific terms for each offering of the Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described in the applicable pricing supplement modify or supplement those described here and in the accompanying prospectus.

Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

➢	Potential for Contingent Payments — UBS will pay a contingent payment for each determination date on which the closing price of the underlying equity is equal to or greater than the downside threshold level. Investors will not receive the contingent payment applicable to any determination date if the closing price of the underlying equity is less than the downside threshold level on such determination date.
➢	Early Redemption — UBS will redeem the Securities early if the closing price of underlying equity is equal to or greater than the call threshold level on any determination date prior to the final determination date. If the Securities are redeemed, UBS will pay a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the contingent payment date pursuant to the contingent payment feature. Following an early redemption, no further amounts will be owed to you under the Securities.
➢	Contingent repayment of principal amount at maturity — If the Securities are not redeemed early, UBS will repay the principal amount of your Securities if the final price of the underlying equity is equal to or greater than the downside threshold level and you hold the Securities to maturity. If (i) the Securities are not redeemed early and (ii) the final price of the underlying equity is less than the downside threshold level, UBS will deliver to you for each Security you hold (i) a number of shares of the underlying equity equal to the exchange ratio (and, if applicable, cash in lieu of any fractional shares), or (ii) at our option, the cash value of such shares as of the final determination date. This will result in a loss of some and, in extreme situations all, of your initial investment in the Securities. The contingent repayment of principal only applies if you hold the Securities until maturity.

➢	Minimum Investment — Unless otherwise specified in the applicable pricing supplement, in the case of offerings of Securities with a $10 principal amount per Security, the minimum investment is 100 Securities at a principal amount of $10 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10 per Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

What are Some of the Risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” and in the applicable pricing supplement.

➢	Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities at maturity. If the Securities are not redeemed early, UBS will repay you the principal amount of your Securities in cash only if the final price of the underlying equity is equal to or greater than the downside threshold level and will only make such payment at maturity. If the Securities are not redeemed and the final price is less than the downside threshold level, UBS will deliver to you a number of shares equal to the exchange ratio (and, if applicable, cash in lieu of any fractional shares) or the cash value that is expected to be worth significantly less than your principal amount resulting in a loss on your investment.
➢	The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the underlying equity is above the downside threshold level.
➢	You may not receive any contingent payments — UBS will not necessarily make periodic contingent payments on the Securities. If the closing price of the underlying equity on a determination date is less than the downside threshold level, UBS will not pay you the contingent payment applicable to such determination date. If the closing price of the underlying equity is less than the downside threshold level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your Securities.
➢	Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying equity — The return potential of the Securities is limited to the pre-specified contingent payments, regardless of the appreciation of the underlying equity. In addition, the total return on the Securities will vary based on the number of determination dates on which the closing price of the underlying equity is equal to or greater than the downside threshold level prior to maturity or an early redemption. Further, if the Securities are redeemed due to the early redemption feature, you will not receive any contingent payments or any other payment in respect of any determination dates after the applicable contingent payment date on which the early redemption amount is paid. Since the Securities could be redeemed as early as the first possible contingent payment date, the total return on the Securities could be minimal. If the Securities are not redeemed, you will not participate in any appreciation in the price of the underlying equity even though you will be subject to the underlying equity's risk of decline. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying equity.
➢	Higher contingent payments are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying equity reflects a higher expectation as of the pricing date that the final price of the underlying equity will be less than the downside threshold level on the final determination date of the Securities. This greater expected risk will generally be reflected in higher contingent payments for that Security. However, while the contingent payments are set on the pricing date, an underlying equity’s volatility can change significantly over the term of the Securities. The price of the underlying equity for your Securities could fall sharply, which could result in a significant loss of principal.
➢	Reinvestment risk — The Securities will be redeemed early if the closing price of the underlying equity is equal to or greater than the call threshold level on any determination date prior to the final determination date. Conversely, the Securities will not be subject to an early redemption when the price of the underlying equity has declined below the initial price on any determination date, which generally coincides with a period of greater risk of principal loss on your Securities. In the event that the Securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.
➢	Credit risk of UBS — The Securities are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.
➢	Single equity risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and the underlying equity issuer or, if the underlying equity is a share of an exchange traded fund (an “ETF”), the securities, futures contracts, commodities (“underlying commodities”) or other assets constituting the assets of that ETF (collectively, “underlying assets”), such as stock and commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions.
➢	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. There can be no assurance that the closing price of the underlying equity will be equal to or greater than the downside threshold level on any determination date, including the final determination date. The price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity issuer or, if the underlying equity is an ETF, the underlying assets of that ETF. You should be willing to accept the downside risks of owning equities in general and the underlying equity in particular, and the risk of losing some or all of your initial investment.
➢	You will not receive dividend payments on the underlying equity or have shareholder rights in the underlying equity — You will not receive any dividend payments or other distributions on the underlying equity. As an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying equity may have. Similarly, if the Securities are linked to non-U.S. equity securities issued through depositary arrangements like ADRs, you will not have the rights of owners of such ADRs or the non-U.S. stock represented by the ADRs.
➢	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting the underlying equity, the calculation agent may make adjustments to the initial price, exchange ratio, downside threshold level, call threshold level and/or final price applicable to such underlying equity or any other term of the Securities. However, the calculation agent is not required to adjust the terms of the Securities for every corporate event that could affect the underlying equity. If an event occurs that does not require the calculation agent to make an antidilution or reorganization adjustment, the market value of the

Securities and the payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result.

Common Stocks.  If an underlying equity is a common stock, following certain reorganization events relating to the respective underlying equity issuer where such issuer is not the surviving entity, the amount you receive at maturity may be based on the equity security of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity in such reorganization event. If the underlying equity issuer becomes subject to (i) a reorganization event whereby the underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security as defined below under “General Terms of the Securities — Reorganization Events” and “— Delisting or Suspension of Trading in a Common Stock”.

ETFs.  If an underlying equity is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets as described below under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF”.

ADRs.  If an underlying equity is an ADR, following a delisting (including for this purpose, the OTC Bulletin Board) or termination of the ADR facility, the amount you receive at maturity may be based on the non-U.S. stock represented by the ADR as described below under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information about such antidilution and reorganization events, see the sections “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events” as well as the above-referenced sections.

➢	There may be little or no secondary market — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product and as a result, you may suffer substantial losses.
➢	Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the price volatility of the underlying equity and each underlying asset, if applicable; the dividend rate paid on the underlying equity and each underlying asset, if applicable; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity or the underlying assets and/or over-the-counter options, futures or other instruments with return linked to the performance of the underlying equity or the underlying assets, may adversely affect the market price of the underlying equity and, therefore, the market value of the Securities.

➢	Potential conflict of interest — UBS and its affiliates may engage in business with the underlying equity issuer, or if any underlying equity is an ETF, the issuers of securities constituting underlying assets (the “underlying asset issuers”), which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine amounts owed under the Securities based on the closing price of the underlying equity on any determination date (including the final determination date). The calculation agent will determine whether the contingent payment is payable to you on any contingent payment date and whether the Securities are subject to an early redemption, or the amount you receive at maturity of the Securities, if any. The calculation agent may postpone any determination date (including the final determination date) if a market disruption event occurs and is continuing on such date.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.
➢	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Securities set forth in the applicable pricing supplement, the Securities may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
➢	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying equity.
➢	You believe the closing price of the underlying equity will be equal to or greater than the downside threshold level on the specified determination dates (including the final determination date).
➢	You understand and accept that you will not participate in any appreciation in the price of the underlying equity and that your potential return is limited to the contingent payments specified in the applicable pricing supplement.
➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.
➢	You are willing to forgo dividends paid on the underlying equity or underlying assets and you do not seek guaranteed current income from this investment.
➢	You are willing to invest in securities that may be redeemed early and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the Securities.
➢	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities set forth in the applicable pricing supplement, the Securities may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of some or all of your initial investment.
➢	You require an investment designed to provide a full return of principal at maturity.
➢	You cannot tolerate a loss of some or all of your initial investment, and are not willing to make an investment that may have the full downside market risk of an investment in the underlying equity.
➢	You believe that the price of the underlying equity will decline during the term of the Securities and that the closing price is likely to be less than the downside threshold level on the determination dates (including the final determination date).
➢	You seek an investment that participates in the full appreciation in the price of the underlying equity or that has unlimited return potential.
➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may exceed the downside price fluctuations of the underlying equity.
➢	You prefer to receive the dividends paid on the underlying equity or underlying assets and you seek guaranteed current income from this investment.
➢	You are unable or unwilling to hold securities that may be redeemed early, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.
➢	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” in this product supplement.

What are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying equity. If your Securities are so treated, although the U.S. federal income tax treatment of the contingent payments is uncertain, we expect that any contingent payment that is paid by UBS (including on the maturity date or upon an early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. In determining our reporting responsibilities, if any, we intend to treat the contingent payments as ordinary income.

In addition, if the Securities are cash settled, excluding amounts attributable to any contingent payment, you should generally recognize gain or loss upon the sale, exchange, early redemption, or redemption on maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for a period of one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a determination date, but that could be attributed to an expected contingent payment, could be treated as ordinary income.

If the Securities are physically settled, you should not recognize gain or loss with respect to any underlying equity received at maturity (other than with respect to cash received in lieu of a fractional share, if any). Consistent with this position, you should have an aggregate tax basis in the underlying equity (including any fractional share for which cash is received) equal to your adjusted tax basis in the Securities and should have a holding period in the underlying equity beginning on the day after receipt. With respect to any cash received in lieu of a fractional share of the underlying equity, you should recognize capital gain or loss in an amount equal to the difference between the amount of that cash and the tax basis allocable to the fractional share.

Because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially from the treatment described above, as further described under “Supplemental U.S. Tax Considerations — Alternative Treatments”. The risk that the Securities may be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year) is higher than with other equity-linked securities that do not guarantee full repayment of principal.

The Internal Revenue Service (the “IRS”) has released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis in excess of any receipt of contingent payments. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations — Tax Treatment of the Securities” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the Securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there might be no interest payments over the term of such securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Moreover, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Non-U.S. Holders.  The U.S. federal income tax treatment of the contingent payments is unclear. Unless otherwise stated in the applicable pricing supplement and subject to the discussions entitled “Supplemental U.S. Tax Considerations — Non–U.S. Holders — Section 871(m) Withholding” and “— Non–U.S. Holders — FATCA Withholding,” we currently do not intend to withhold any tax on any contingent payment made to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) without being required to pay any additional amounts with respect to amounts so withheld. If you are not a U.S. person, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities in light of your particular circumstances.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities and any underlying equity received (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer).

What are the Steps to Calculate Payment upon a Contingent Payment Date, Early Redemption or at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment upon a contingent payment date, early redemption or at maturity on the Securities:

Scenario 1: Calculate the Contingent Payment on a Contingent Payment Date

We may pay you the contingent payment during the term of the Securities, periodically in arrears on each contingent payment date under the following conditions: (i) if the closing price of the underlying equity is equal to or greater than the downside threshold level on the applicable determination date, UBS will pay for each Security you hold the contingent payment applicable to such determination date, and (ii) if the closing price of the underlying equity is less than the downside threshold level on the applicable determination date, UBS will not pay the contingent payment applicable to such determination date. The contingent payments, if any, UBS may pay pursuant to the foregoing will be based upon the contingent payment rate specified in the applicable pricing supplement.

Contingent payments on the Securities are not guaranteed. UBS will not pay you the contingent payment for any determination date on which the closing price of the underlying equity is less than the downside threshold level.

Scenario 2: Calculate the Cash Payment upon an Early Redemption

The payment upon an early redemption will be calculated as follows:

UBS will redeem the Securities when the closing price of the underlying equity is equal to or greater than the call threshold level on any determination date, including the final determination date. In such case, UBS will pay you on the applicable contingent payment date a cash payment per Security equal to the early redemption amount.

Scenario 3: Calculate the Cash Payment at Maturity

Assuming that the Securities are not redeemed early, the following steps shall apply:

If the Securities are not redeemed early and the final price is equal to or greater than the downside threshold level on the final determination date, UBS will pay you a cash payment per Security at maturity equal to your principal amount plus the contingent payment otherwise due on the maturity date pursuant to the contingent payment feature.

If the Securities are not redeemed early and the final price is less than the downside threshold level, UBS will deliver to you a number of shares equal to the exchange ratio (and, if applicable, cash in lieu of any fractional shares) or the cash value that is expected to be worth significantly less than your principal amount resulting in a loss on your investment.

If UBS elects to deliver to you cash in lieu of shares, the “cash value” will be equal to the exchange ratio multiplied by the final price.

The “initial price” is the closing price of the underlying equity on the pricing date and the “final price” is the closing price of the underlying equity on the final determination date, in each case as determined by the calculation agent. The initial price and final price may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

The “exchange ratio” is a number of shares of the underlying equity equal to (i) the principal amount per Security divided by (ii) the initial price of the underlying equity. The exchange ratio may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not redeemed early and the final price is less than the downside threshold level, UBS will deliver to you either a number of shares of the underlying equity equal to the exchange ratio or the cash value of such shares at maturity, the value of which is expected to be worth significantly less than your principal amount and may be worthless, resulting in a loss of some or all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Hypothetical examples of how the Securities perform

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the closing price of the underlying equity relative to its initial price. We cannot predict the final price or the closing price of the underlying equity on any determination date. You should not take these examples as an indication or assurance of the expected performance of the underlying equity (the actual terms of your Securities will be specified in the applicable pricing supplement).

The examples below illustrate the payment upon an early redemption or at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions:

Principal Amount:	$10.00
Term:	36 months
Initial Price:	$50.00
Call Threshold Level:	For the first through the fourth Determination Dates, $47.50 (which is 95% of the Initial Price) For fifth through eighth Determination Dates, $45.00 (which is 90% of the Initial Price)
For ninth through the twelfth Determination Dates, $42.50 (which is 85% of the Initial Price)
Contingent Coupon Rate:	18.00% per annum (or 4.50% per quarter)
Contingent Payment:	$0.45 per quarter
Determination Dates:	Quarterly
Exchange Ratio:	0.20
Downside Threshold Level:	$35.00 (which is 70% of the Initial Price)

Example 1 — The Closing Price of the Underlying Equity is Equal to or Greater than the Call Threshold Level on the First Determination Date and the Securities are Redeemed

Date	Closing Price	Payment (per Security)
First Determination Date	$48 (equal to or greater than Call Threshold Level and the Downside Threshold Level)	$10.45
	Total Payment	$10.45 (4.50% total return)

Because the closing price of the underlying equity is equal to or greater than the call threshold level on the first determination date, the Securities are redeemed and UBS will pay on the contingent payment date a total of $10.45 per Security (reflecting your principal amount plus the applicable contingent payment), a 4.50% total return on the Securities. You will not receive any further payments on the Securities.

Example 2 — The Closing Price of the Underlying Equity is Equal to or Greater than the Call Threshold Level on the Fifth Determination Date and the Securities are Redeemed

Date	Closing Price	Payment (per Security)
First Determination Date	$47 (equal to or greater than Downside Threshold Level; below Call Threshold Level)	$ 0.45 (Contingent Payment)
Second through Fourth Determination Dates	Various (all below Downside Threshold Level)	$ 0.00
Fifth Determination Date	$46 (equal to or greater than Call Threshold Level and Downside Threshold Level)	$10.45
	Total Payment	$10.90 (9.00% total return)

Because the closing price of the underlying equity is equal to or greater than the call threshold level on the fifth determination date, the Securities are redeemed and UBS will pay on the contingent payment date a total of $10.45 per Security (reflecting your principal amount plus the applicable contingent payment). When added to the contingent payment of $0.45 received in respect of the prior determination dates, you will have received a total of $10.90, a 9.00% total return on the Securities. You will not receive any further payments on the Securities.

Example 3 — Securities are NOT Redeemed Early and the Final Price is Equal to or Greater than the Downside Threshold Level.

Date	Closing Price	Payment (per Security)
First Determination Date	$46 (equal to or greater than Downside Threshold Level; below Call Threshold Level)	$ 0.45 (Contingent Payment)
Second Determination Date	$36 (equal to or greater than Downside Threshold Level; below Call Threshold Level)	$ 0.45 (Contingent Payment)
Third through Eleventh Determination Dates	Various (all below Downside Threshold Level)	$ 0.00
Final Determination Date	$42 (equal to or greater than Downside Threshold Level; below Call Threshold Level)	$10.45 (Payment at Maturity)
	Total Payment	$11.35 (13.50% total return)

At maturity, UBS will pay a total of $10.45 per Security (reflecting your principal amount plus the applicable contingent payment). When added to the contingent payments of $0.90 received in respect of the prior determination dates, UBS will have paid a total of $11.35, a 13.50% total return on the Securities.

Example 4 — Securities are NOT Redeemed Early and the Final Price is Less than the Downside Threshold Level

Date	Closing Price	Payment (per Security)
First Determination Date	$40 (equal to or greater than Downside Threshold Level; below Call Threshold Level)	$ 0.45 (Contingent Payment)
Second Determination Date	$37 (equal to or greater than Downside Threshold Level; below Call Threshold Level)	$ 0.45 (Contingent Payment)
Third through Eleventh Determination Dates	Various (all below Downside Threshold Level)	$ 0.00
Final Determination Date	$20 (below Downside Threshold Level)	= $20.00 × 0.2 (Closing Price × Exchange Ratio) = $ 4.00 (Payment at Maturity) + $ 0.90 (Contingent Payments)
	Total Payment (consisting of equities or cash)	$4.90

Because the Securities are not redeemed and the final price of the underlying equity is less than the downside threshold level, at maturity UBS will deliver either (i) a number of shares equal to the exchange ratio (and, if applicable, cash in lieu of any fractional shares) or (ii) the cash value of such shares as of the final determination date. The value received at maturity and the total return on the Securities at that time depends on (i) the price of the underlying equity on the maturity date if you receive shares or (ii) the final price if you receive the cash value and for any fractional shares.

In this example the return at maturity on the Securities is $4.00 per Security. Because the exchange ratio is less than 1, your payment at maturity will be the cash value of the fractional share. When added to the contingent payments of $0.90 received in respect of the prior determination dates, the total return on the Securities is $4.90, a 51.00% loss to you on the Securities.

Investors should note that if UBS elects to pay the cash value of a number of shares equal to the exchange ratio at maturity in the event that the final price is less than the downside threshold level, the cash equivalent will be determined prior to the maturity date and the payment that you receive at maturity may be less than the market value of the shares of the underlying equity that you would have received had we instead delivered a number of shares equal to the exchange ratio as a result of fluctuations in the market value of shares of the underlying equity during the period between the final determination date and the maturity date. Conversely, if UBS elects to deliver a number of shares equal to the exchange ratio, instead of the cash value of those shares, in the event that the final price is less than the downside threshold level, any decline in the price of the underlying equity during the period between the final determination date and the maturity date will cause your return on the Securities to be less than the return you would have received had we instead paid you the cash value of those shares.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not redeemed early and the final price is less than the downside threshold level, UBS will deliver to you either a number of shares (and, if applicable, cash in lieu of any fractional shares) of the underlying equity equal to the exchange ratio or the cash value of such shares at maturity, the value of which is expected to be worth significantly less than your principal amount and may be worthless, resulting in a loss of some or all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities upon an early redemption or at maturity and the cash payment that could be delivered for each of your Securities on any contingent payment date or on the maturity date, based on a range of hypothetical initial prices and closing prices of the underlying equity and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical closing prices of the underlying equity on the determination dates (including the final determination date) could have on your payment on any contingent payment date or at maturity, as the case may be, as calculated in the manner described in the applicable pricing supplement. Such hypothetical tables, charts or calculations will be based on closing prices for the underlying equity that may not be achieved on the determination dates (including the final determination date) and on assumptions regarding terms of the Securities that will not be set until the pricing date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Securities on any contingent payment date or on the maturity date may bear little or no relation to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical illustrations do not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the underlying equity. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying equity:

➢	the return on such a direct investment in the underlying equity would depend primarily upon the relative appreciation or depreciation of the underlying equity during the term of the Securities, and not on whether the closing price of the underlying equity is equal to or greater than the call threshold level or downside threshold level on any determination date;
➢	in the case of a direct investment in the underlying equity, the return could include substantial dividend payments or other rights, which you will not receive as an investor in the Securities;
➢	a direct investment in the underlying equity is likely to have tax consequences that are different from an investment in the Securities; and
➢	an investment directly in the underlying equity may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in the underlying equity, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” in this product supplement.

We cannot predict the closing prices of the underlying equity or, therefore, whether (i) the Securities will entitle an investor to the contingent payment on any contingent payment date or the Securities will be redeemed prior to maturity, or (ii) if the Securities are not redeemed prior to maturity, the final price will be less than the downside threshold level. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment that will be delivered in respect of your Securities on any contingent payment date, contingent payment date or on the maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the underlying equity.

Risk Factors

The return on the Securities is linked to the performance of the underlying equity. Investing in the Securities is not equivalent to investing directly in the underlying equity. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The repayment of any principal amount of the Securities at maturity is not guaranteed. You may lose some or all of your initial investment in the Securities.

The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities at maturity. If the Securities are not redeemed early, UBS will repay you the principal amount of your Securities in cash only if the final price of the underlying equity is greater than or equal to the downside threshold level and will only make such payment at maturity. If the Securities are not redeemed and the final price is less than the downside threshold level, UBS will deliver to you a number of shares equal to the exchange ratio (and, if applicable, cash in lieu of any fractional shares) or the cash value of such shares as of the final determination date, which is expected to be worth significantly less than your principal amount resulting in a loss on your investment.

The contingent repayment of principal applies only at maturity.

If your Securities are not redeemed early, you should be willing to hold your Securities until maturity. If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them for a loss relative to your initial investment, even if the price of the underlying equity is above the downside threshold level.

You may not receive any contingent payments with respect to your Securities.

UBS will not necessarily make periodic contingent payments on the Securities. If the closing price of the underlying equity on a determination date is less than the downside threshold level, UBS will not pay you the contingent payment applicable to such determination date. If the closing price of the underlying equity is less than the downside threshold level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your Securities.

Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying equity.

The return potential of the Securities is limited to the pre-specified contingent payments, regardless of the appreciation of the underlying equity. In addition, the total return on the Securities will vary based on the number of determination dates on which the requirements of the contingent payment have been met prior to maturity or an early redemption. Further, if the Securities are redeemed due to the early redemption feature, you will not receive any contingent payments or any other payment in respect of any determination dates after the applicable contingent payment date. Since the Securities could be redeemed as early as the first possible contingent payment date, the total return on the Securities could be minimal. If the Securities are not redeemed, you will not participate in any appreciation in the price of the underlying equity even though you will be subject to the underlying equity's risk of decline. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying equity.

Higher contingent payments are generally associated with a greater risk of loss

Greater expected volatility with respect to the underlying equity reflects a higher expectation as of the pricing date that the price of such underlying equity could close below its downside threshold level on the

Risk Factors

final determination date of the Securities. This greater expected risk will generally be reflected in higher contingent payments for that Security. However, while the contingent payments are set on the pricing date, an underlying equity’s volatility can change significantly over the term of the Securities. The price of the underlying equity for your Securities could fall sharply, which could result in a significant loss of principal.

The Securities may be redeemed early and are subject to reinvestment risk.

If your Securities are redeemed early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable contingent payment date. In the event that the Securities are redeemed prior to maturity, there is no guarantee that you would be able to reinvest the proceeds from an early redemption of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new Securities. Because the Securities may be redeemed as early as the first possible contingent payment date, you should be prepared in the event the Securities are redeemed early.

You will not receive dividend payments on the underlying equity or have shareholder rights in the underlying equity.

You will not receive any dividend payments or other distributions on the underlying equity. As an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying equity may have. Similarly, if the Securities are linked to non-U.S. equity securities issued through depositary arrangements like ADRs, you will not have the rights of owners of such ADRs or the non-U.S. stock.

Owning the Securities is not the same as owning the underlying equity or underlying assets.

The return on your Securities will not reflect the return you would realize if you actually owned the underlying equity or underlying assets and held such investment for a similar period because:

➢	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the underlying equity or underlying assets during the term of the Securities, and not on whether the closing price of the underlying equity is equal to or greater than the call threshold level or downside threshold level on any determination date;
➢	in the case of a direct investment in any underlying equity or underlying assets, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	A direct investment in the underlying equity or underlying assets is likely to have tax consequences that are different from an investment in the Securities; and
➢	an investment directly in the underlying equity or underlying assets may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in such assets, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. There can be no assurance that the closing price of the underlying equity will be above the downside threshold level on any determination date, or, if not redeemed, that the final price will not fall below the downside threshold level. The price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity issuer or, if the underlying equity is an ETF, the underlying assets of that ETF. You should be willing to accept the downside risks of owning equities in general and the underlying equity in particular, and the risk of losing some or all of your initial investment.

Risk Factors

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an early redemption, contingent payments or any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

The determination as to whether the contingent payment is payable to you on any contingent payment date or whether the Securities are subject to an early redemption, or the formula for calculating the payment at maturity of the Securities do not take into account all developments in the price of the underlying equity.

Changes in the price of the underlying equity during the periods between each determination date may not be reflected in the determinations as to whether the contingent payment is payable to you on any contingent payment date or whether the Securities are subject to an early redemption, or the calculation of the amount payable at maturity of the Securities. The calculation agent will determine whether (i) the contingent payment is payable to you on any contingent payment date or (ii) the Securities are subject to an early redemption, by observing only the closing price of the underlying equity on the applicable determination date. The calculation agent will calculate the payment at maturity by comparing only the closing price of the underlying equity on the final determination date relative to the closing price of the underlying equity on the pricing date and the downside threshold level (as may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”). No other prices or values will be taken into account. As a result, you may lose some or all of your principal amount even if the price of the underlying equity has risen at certain times during the term of the Securities before falling to a closing price that is less than the downside threshold level on the final determination date.

You have limited protection in the case of antidilution and reorganization events.

For antidilution and reorganization events affecting the underlying equity, the calculation agent may adjust the initial price, exchange ratio, downside threshold level, call threshold level and/or final price, as applicable, and any other term of the Securities. However, the calculation agent is not required to adjust the terms of the Securities for every corporate event that could affect the underlying equity. For example, the calculation agent is not required to make any adjustments if the underlying equity issuer or anyone else makes a partial tender offer or a partial exchange offer with respect to the underlying equity. An event that does not require the calculation agent to make an adjustment may materially and adversely affect the value of the Securities. In addition, the calculation agent will make all determinations and calculations concerning any such adjustment and may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, the manner described in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments”, “— Reorganization Events” and “— Role of Calculation Agent” for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the Securities may be based on securities issued by another issuer and not on the underlying equity.

Reorganization Events.  If an underlying equity, following certain reorganization events relating to the respective underlying equity issuer, where such issuer is not the surviving entity, the amount you receive at maturity may be based on the equity security of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of the applicable underlying

Risk Factors

equity in such reorganization event, which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency. In some situations, the calculation agent may decide to deliver the cash value thereof. If any underlying equity issuer becomes subject to (i) a reorganization event (as defined herein) and the relevant distribution property (as defined herein) consists solely of cash or (ii) a merger or consolidation with UBS or any of its affiliates, the calculation agent may select a substitute security as defined below under “General Terms of the Securities — Reorganization Events” to replace the underlying equity. The occurrence of these reorganization events and the consequent adjustments may materially and adversely affect the value of the Securities. We describe the specific reorganization events that may lead to these adjustments and the procedures for selecting distribution property or a substitute security in the section of this product supplement called “General Terms of the Securities — Reorganization Events”. The calculation agent will make any such adjustments in order to achieve an equitable result.

ADRs.  If an underlying equity is an ADR and the ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADR facility between the non-U.S. stock issuer and the ADR depositary is terminated for any reason, the amount you receive at maturity, and the amount used to determine whether a contingent payment is payable or the Securities should be redeemed early, will be based on the non-U.S. stock. Such delisting of the ADRs or termination of the ADR facility and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting of the ADRs or termination of the ADR facility and the consequent adjustments in the section of this product supplement called “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”.

Delisting, suspension or discontinuance.  If either a common stock or an ETF that is serving as an underlying equity is delisted or trading is suspended, or the ETF is otherwise discontinued, the amount you receive at maturity may be based on a security issued by another company, or in the case of an ETF, a share of another ETF or a basket of securities, futures contracts, commodities or other assets. Such delisting or suspension of trading in an underlying equity, or discontinuance of an ETF, and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such discontinuance, delisting or suspension of trading in an underlying equity or ETF and the consequent adjustments in the sections of this product supplement called “General Terms of the Securities —  Delisting or Suspension of Trading in a Common Stock” and “— Delisting, Discontinuance or Modification of an ETF”, respectively.

The calculation agent can postpone the determination of the initial price, closing price or final price on the pricing date or any determination date, including the final determination date (and thus the original issue date, applicable contingent payment date or the maturity date, respectively), upon the occurrence of a market disruption event.

The determination of the initial price, closing price or final price may be postponed with respect to the underlying equity if the calculation agent determines that a market disruption event has occurred or is continuing on the pricing date or any determination date (including the final determination date). If such a postponement occurs, the calculation agent will determine initial price, closing price or final price by reference to the closing price of the underlying equity on the first trading day on which no market disruption event occurs or is continuing with respect to the underlying equity. In no event, however, will the pricing date or relevant determination date be postponed by more than eight trading days. As a result, the original issue date, relevant contingent payment date or the maturity date for the Securities could also be postponed, although not by more than eight trading days.

Risk Factors

If the determination of the initial price, closing price or final price of the underlying equity is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the initial price, closing price or final price on such day. In such an event, the calculation agent will estimate the initial price, closing price or final price that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Securities — Market Disruption Events”, which may adversely affect the return on your investment in the Securities.

If the pricing date is postponed, the calculation agent may adjust the determination dates (including the final determination date) and maturity date to ensure that the stated term of that offering of the Securities remains the same.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, but are not required to do so and may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the price of the underlying equity has risen since the pricing date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity or until redeemed by us.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final determination date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Securities. Generally, we expect that the price of the underlying equity on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying equity or underlying assets (i.e., the frequency and magnitude of changes in the price of such assets over the term of the Securities);
➢	for any underlying equity that is an ETF (an “underlying ETF”), changes to the composition or underlying assets of such underlying ETF;
➢	for any underlying ETF, the market prices of any underlying assets;
➢	the dividend rate paid on the underlying equity or any underlying assets (while not paid to holders of the Securities, dividend payments on the underlying equity or the underlying assets may influence the value of the Securities);
➢	interest rates in the U.S. market and each market related to the underlying equity or underlying assets;
➢	the time remaining to the maturity of the Securities;
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;

Risk Factors

➢	if the underlying equity is an ADR, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the non-U.S. stock is traded;
➢	for any underlying ETF that invests in underlying assets that are traded in non-U.S. markets, or if the underlying equity is substituted or replaced by a security that is quoted and traded in a non-U.S. currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;
➢	for any underlying ETF, the fact that such ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;
➢	the creditworthiness of UBS; and
➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the price(s) of the underlying equity or underlying assets generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor. Due to these factors, even if the price of the underlying equity increases above the initial price during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the price of the underlying equity to increase while the market value of the Securities declines.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO THE GENERAL CHARACTERISTICS OF THE UNDERLYING EQUITY

The underlying equity or underlying assets are subject to various market risks.

The underlying equity or underlying assets are subject to various market risks. Consequently, the price of the underlying equity may fluctuate depending on the market(s) in which the applicable underlying equity or underlying assets operate. Market forces outside of our control could cause the closing price or final price of the underlying equity to be less than the call threshold level or downside threshold level on any determination date (including the final determination date). The price of the underlying equity can rise or fall sharply due to factors specific to the underlying equity or underlying assets, such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity or commodity market volatility and levels, interest rates and economic and political conditions. The applicable pricing supplement will provide a brief description of the underlying equity issuer to which the Securities we offer are linked. We urge you to review financial and other information filed periodically by each underlying equity issuer with the Securities and Exchange Commission (“SEC”).

UBS and its affiliates have no affiliation with any underlying equity issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with any underlying equity issuers and have no ability to control or predict their actions, including any

Risk Factors

corporate actions that could constitute an antidilution or reorganization event of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer. The underlying equity issuers are not involved in the offering of the Securities in any way and have no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity. An underlying equity issuer may take actions that could adversely affect the market value of the Securities.

The Securities are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer. No portion of the issue price you pay for the Securities will go to any underlying equity issuer.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying equity issuer and the underlying equity from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity issuer or any underlying equity. You, as an investor in the Securities, should make your own investigation into the respective underlying equity issuer and the underlying equity for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

This product supplement relates only to the Securities and does not relate to any underlying equity or any underlying equity issuer.

Historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity during the term of the Securities.

The historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity or underlying assets. As a result, it is impossible to predict whether the price of the underlying equity will rise or fall. The closing price and final price of the underlying equity, as applicable, will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the underlying equity or underlying assets, and the market price of the underlying equity.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where an underlying equity or underlying asset is: (1) an ADR, which is quoted and traded in U.S. dollars, but represents a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from such ADR, (2) is substituted or replaced by another underlying equity or underlying asset, as applicable, that is quoted and traded in a non-U.S. currency; or (3) an underlying ETF that invests in underlying assets that are quoted and traded in a non-U.S. currency.

For any underlying ETF that invests in underlying assets that are quoted and traded in a non-U.S. currency, the value of that ETF will generally reflect the U.S. dollar value of those assets. Therefore, holders of Securities based upon such an underlying ETF will be exposed to currency exchange rate risk with respect to the currency in which such underlying assets trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. asset(s) in such underlying ETF. If, taking into account such weighting, the dollar strengthens against such non-U.S. currency, the price of such underlying equity, may be adversely affected and the value of the Securities may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of

Risk Factors

fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a non-U.S. currency may affect the U.S. dollar equivalent of the price of any underlying equity or underlying asset described in (1) through (3) above, and, as a result, may affect the value of the Securities.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the value of an underlying equity or underlying asset that is quoted and traded in a non-U.S. currency.

An investment in the Securities may be subject to risks associated with non-U.S. markets.

An underlying equity or underlying asset may be issued by a non-U.S. company and may trade on a non-U.S. exchange. An investment in Securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and non-U.S. futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and U.S. futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and non-U.S. futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or non-U.S. futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

If the underlying equity is an ADR, the value of the ADRs may not completely track the price of the non-U.S. stock represented by such ADR.

If the underlying equity is an ADR, you should be aware that, although the trading characteristics and valuations of the ADRs will usually mirror the characteristics and valuations of the non-U.S. stock represented by that ADR, the value of an ADR upon which an offering of the Securities is based may not completely track the value of the non-U.S. stock represented by such ADR. Moreover, the terms and

Risk Factors

conditions of depositary facilities may result in less liquidity or lower market value of the ADRs than for the non-U.S. stock. Since holders of the ADRs may surrender the ADRs to take delivery of and trade the non-U.S. stock (a characteristic that allows investors in ADRs to take advantage of price differentials between different markets), an illiquid market for the non-U.S. stock generally will result in an illiquid market for the ADRs representing such non-U.S. stock.

If the underlying equity is an ADR, the market price of such ADR and the value of the Securities linked to such ADR will be affected by conditions in the markets where those ADRs principally trade.

Although the market price of an ADR upon which an offering of the Securities is based is not directly tied to the trading price of the non-U.S. stock in the non-U.S. markets where such non-U.S. stock principally trades, the trading price of ADRs is generally expected to track the U.S. dollar value of the currency of the country where the non-U.S. stock principally trades and the trading price of such non-U.S. stock on the markets where that non-U.S. stock principally trades. This means that the trading value of any ADR upon which an offering of the Securities is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the non-U.S. stock principally trades and by factors affecting the markets where such non-U.S. stock principally trades.

There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock.

If the underlying equity is an ADR, you should be aware that your Securities are linked to the ADRs and not the non-U.S. stock represented by such ADRs and there exist important differences between the rights of holders of an ADR and the non-U.S. stock such ADR represents. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the market value of your Securities.

The value of the shares of an ETF may not completely track the value of the shares of the securities, futures contracts or commodities in which the ETF invests or the level of its respective target index.

With respect to an underlying ETF, you should be aware that, although the trading characteristics and valuations of the ETF will usually mirror the characteristics and valuations of the underlying assets in which the ETF invests, the value of the ETF may not completely track the value of its underlying assets. The value of the ETF will reflect transaction costs and fees that the underlying assets in which the ETF invests do not have.

In addition, an underlying ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “target index”). The correlation between the performance of an ETF and the performance of its target index may not be perfect.

Although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising such target index but rather may invest in a representative sample of such assets comprising the target index. Also, an ETF may not fully replicate the performance of its target index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such target index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Finally, the performance

Risk Factors

of an ETF will reflect transaction costs and fees that are not included in the calculation of its target index. As a result of the foregoing, the performance of an ETF may not replicate the performance of its target index.

In addition, although shares of an underlying ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be sufficient liquidity in the trading market.

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF ETFS WITH UNDERLYING COMMODITIES

In the case of Securities linked to an ETF with underlying commodities, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing price of an ETF with underlying commodities and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to an ETF with underlying commodities, such Securities may not offer direct exposure to commodity spot prices.

Your Securities may be linked to an ETF with underlying commodities that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

In the case of Securities linked to an ETF with underlying commodities, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the price of any ETF with underlying commodities and, therefore, the value of your Securities.

Risk Factors

In the case of Securities linked to an ETF with underlying commodities, higher future prices of commodities included in the ETF relative to their current prices may lead to a decrease in the amount payable at maturity, if any.

Your Securities may be linked to an ETF with underlying commodities that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the ETF commodities included in any underlying ETF and the markets for those ETF commodities during the term of your Securities. To the extent the ETF rolls futures contracts from a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the value of any ETF with underlying commodities to which your Securities are linked and, accordingly, decrease the payment you receive at maturity, if any.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the underlying equity or any underlying asset, or futures, options, exchange traded funds or other derivative products based on the underlying equity or any underlying asset may adversely affect the probability of the Securities being redeemed early or any contingent payment becoming payable, any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging”, UBS or its affiliates expect to enter into hedging transactions involving purchases of the underlying equity, the underlying assets, listed and/or over-the-counter options, futures or exchange-traded funds or other instruments on the underlying equity or the underlying assets prior to and/or on the applicable pricing date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market price of such underlying equity or underlying asset and, therefore, the probability of the Securities being redeemed early or any contingent payment becoming payable, any amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the underlying equity or any underlying asset and other instruments on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the underlying equity or underlying asset and, therefore, the probability of the Securities being redeemed early or any contingent payment becoming payable, any amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying equity or any underlying asset. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

Risk Factors

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying equity or the underlying assets, as applicable, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the price of such underlying equity and/or underlying asset could be adverse to the interests of the holders of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing price of the underlying equity and, therefore, the probability of the Securities being redeemed early or any contingent payment becoming payable, any amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the price of the underlying equity or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should conduct their own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing price of the underlying equity is equal to or greater than the call threshold level on any determination date prior to the final determination date or less than the downside threshold level on any determination date, including the final determination date, and, accordingly, the payment, if any, on the applicable contingent payment date or at maturity on your Securities. We may change the calculation agent after the original issue date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying equity has occurred or is continuing on a determination date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Because this determination by the calculation agent may affect whether the Securities are redeemed early and the payment on any contingent payment date or at maturity, the calculation agent may have a conflict of interest if it needs to make any such decision.

Risk Factors

One of our affiliates may serve as the depositary for the ADR that may constitute the underlying equity.

One of our affiliates may serve as the depositary for some non-U.S. companies that issue ADRs. If the underlying equity is an ADR and one of our affiliates serves as depositary for such ADRs, the interests of our affiliate, in its capacity as depositary for such ADRs, may be adverse to your interests as a holder of Securities.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. If the IRS were successful in asserting an alternative treatment for the Securities, the timing and/or character of income on the Securities could be affected materially and adversely. Please read carefully the section entitled “What are the Tax Consequences of the Securities?” in the summary section, “Supplemental U.S. Tax Considerations”, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations — Tax Treatment of the Securities” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the Securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there might be no interest payments over the term of such securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to

Risk Factors

require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities and any underlying equity received (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer).

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

Contingent Payment

If the closing price of the underlying equity is equal to or greater than the downside threshold level on the applicable determination date, UBS will pay for each Security you hold the contingent payment applicable to such determination date. If the closing price of the underlying equity is below the downside threshold level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date. The “contingent payment” applicable to each determination date will be a fixed amount specified in the applicable pricing supplement and will be calculated based upon a rate per annum (the “contingent payment rate”) specified in the applicable pricing supplement. The “downside threshold level” is a specified price of the underlying equity that is less than its respective initial price as set forth in the applicable pricing supplement (as may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”).

Contingent payments on the Securities are not guaranteed. UBS will not pay you the contingent payment for any determination date on which the closing price of the underlying equity is less than the downside threshold level.

Denominations

Each Security will have a principal amount of $10, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10 Securities, your minimum investment is 100 Securities at a principal amount at $10 per Security (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment upon an Early Redemption

UBS will redeem the Securities early if the closing price of the underlying equity is equal to or greater than the call threshold level on any determination date prior to the final determination date. If we redeem the Securities, UBS will pay you on the applicable contingent payment date a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on such contingent payment date pursuant to the contingent payment feature. Following an early redemption, no further amounts will be owed to you under the Securities.

Payment at Maturity

If the Securities are not redeemed early, at maturity UBS will pay you a cash payment for each Security that you hold, calculated as follows:

➢	If the final price of the underlying equity is equal to or greater than the downside threshold level,

General Terms of the Securities

UBS will pay you a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the maturity date pursuant to the contingent payment feature.
➢	If the final price of the underlying equity is less than the downside threshold level, UBS will deliver to you for each Security you hold (i) a number of shares of the underlying equity equal to the exchange ratio (and, if applicable, cash in lieu of any fractional shares), or (ii) at our option, the cash value of such shares as of the final determination date. If UBS elects to deliver to you cash in lieu of shares, the “cash value” will be equal to the exchange ratio multiplied by the final price.

The “final price” is the closing price of the underlying equity on the final determination date, in each case as determined by the calculation agent, as may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “ — Reorganization Events”.

The “exchange ratio” is a number of shares of the underlying equity equal to (i) the principal amount per Security divided by (ii) the initial price of the underlying equity. The exchange ratio may be adjusted in the case of antidilution and reorganization events described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

Following one or more antidilution or reorganization adjustments to the exchange ratio by the calculation agent, the shares delivered at maturity may consist of “distribution property”, a “substitute security” or cash in lieu of all or a portion of the exchange ratio otherwise required to be delivered, in each case as determined by the calculation agent as provided under “General Terms of the Securities — Antidilution Adjustments”, “— Reorganization Events”, “— Delisting or Suspension of Trading in a Common Stock”, “— Delisting of ADRs or Termination of ADR Facility” and “— Delisting, Discontinuance or Modification of an ETF”.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not redeemed early and the final price is less than the downside threshold level, UBS will deliver to you either a number of shares of the underlying equity equal to the exchange ratio or the cash value of such shares at maturity, the value of which is expected to be worth less than your principal amount and may be worthless, resulting in a loss of some or all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment. The Securities are not sponsored, endorsed, sold or promoted by the underlying equity issuer, and investing in the Securities is not equivalent to investing directly in the underlying equity.

Contingent Payment Dates

If the closing price of the underlying equity is equal to or greater than the downside threshold level on any determination date, UBS will pay you the applicable contingent payment on the contingent payment date corresponding to such determination date, which will generally be three to five business days following such determination date. Additionally, if the Securities are redeemed early, the contingent payment date will be the contingent payment date corresponding to such determination date, which will generally be between three and five business days following such determination date. The contingent payment date with respect to the final determination date will be the maturity date. As described under “— Determination Dates” below, the calculation agent may postpone a determination date — and therefore a contingent payment date — if a market disruption event occurs or is continuing on a day that would otherwise be a determination date. We describe market disruption events under “— Market Disruption Events” below. Any contingent payment payable on a contingent payment date that has been

General Terms of the Securities

postponed pursuant to a market disruption event will be paid with the same effect as if paid on the originally scheduled contingent payment date.

Determination Dates

The determination dates for your Securities will be the dates set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the affected determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will a determination date for the Securities be postponed by more than eight trading days. The postponement of one or more determination dates shall have no effect on any subsequent determination dates.

If any determination date specified in the applicable pricing supplement occurs on a day that is not a trading day, such determination date will be the next following trading day.

No Fractional Shares

If our payment is to be made in shares of the underlying equity, we will deliver to you a number of shares of the underlying equity equal to the exchange ratio, but we will pay cash in lieu of delivering any fractional shares of the underlying equity in an amount equal to that fraction, as determined by the calculation agent, multiplied by the final price.

Maturity Date

The maturity date for your Securities will be set forth in the applicable pricing supplement. If not redeemed early, the Securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final determination date, the maturity date will be postponed to maintain the same number of business days between the latest postponed final determination date and the maturity date as existed prior to the postponement of the final determination date. As discussed below under “— Final Determination Date,” the calculation agent may postpone the final determination date if a market disruption event occurs or is continuing on a day that would otherwise be the final determination date. We describe market disruption events under “— Market Disruption Events” below.

The postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Determination Date

If the Securities are not previously redeemed, the final determination date will be on the final determination date as set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final determination date — and, therefore, the maturity date — for the Securities be postponed by more than eight trading days. A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

If the final determination date specified in the applicable pricing supplement occurs on a day that is not a trading day, the final determination date will be the next following trading day.

General Terms of the Securities

Closing Price

The “closing price” for an underlying equity on any trading day means:

➢	if the underlying equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying equity (or such other security) is listed or admitted to trading; or
➢	if, following certain reorganization events affecting the underlying equity or following delisting or suspension of trading in the underlying equity, the underlying equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, the official closing price for such non-U.S. security on the primary non-U.S. exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “General Terms of the Securities — Reorganization Events”); or
➢	if the underlying equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or
➢	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Events

The calculation agent will determine the closing price of the underlying equity on each determination date and the final price on the final determination date. If the calculation agent determines that, on any determination date, including the final determination date, a market disruption event has occurred or is continuing with respect to the underlying equity, the affected date for that offering of the Securities may be postponed by up to eight trading days. If such a postponement occurs, the calculation agent will determine the closing price or final price by reference to the closing price for the disrupted underlying equity on the first trading day on which no market disruption event occurs or is continuing with respect to the underlying equity. If, however, the affected date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing price or final price on such day. In such an event, the calculation agent will estimate the closing price or final price for the underlying equity that would have prevailed in the absence of the market disruption event.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone a determination date, including the final determination date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing price or final price of the underlying equity on such date.

The calculation agent may also postpone the determination of the initial price of the underlying equity on the pricing date specified in the applicable pricing supplement for each offering of the Securities if it determines that a market disruption event has occurred or is continuing with respect to any underlying equity on that date. If the pricing date is postponed, the calculation agent may adjust the determination

General Terms of the Securities

dates, including the final determination date and the maturity date to ensure that the stated term of the offering of the Securities remains the same.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Any of the following will be a market disruption event with regard to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in the underlying equity in the primary market for such underlying equity for more than two hours of trading or during the one hour before the close of trading in that market;
➢	a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an underlying ETF, to the target index of that ETF;
➢	for an underlying ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the underlying assets which then comprise 20% or more of the value of the underlying assets of the ETF on the primary exchanges for such underlying assets for more than two hours of trading or during the one hour before the close of trading of such exchanges; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in any underlying equity generally.

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an underlying ETF, to (x) the target index of such ETF, or (y) the underlying assets of such ETF (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market;
➢	an imbalance of orders relating to those contracts; or
➢	a disparity in bid and ask quotes relating to those contracts; will constitute a market disruption event relating to such underlying equity.

For this purpose, for any offering of the Securities, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events with respect to any underlying equity:

➢	a limitation on the hours or numbers of days of trading in an underlying equity or options on that underlying equity, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to an underlying equity, or, for an underlying ETF, to the target index or underlying assets.

General Terms of the Securities

Antidilution Adjustments

For any offering of the Securities, the initial price, exchange ratio, downside threshold level, call threshold level and/or final price or any other term of the Securities are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — You have limited protection in the case of antidilution and reorganization events”.

How Adjustments Will be Made

If one of the events described below occurs with respect to an underlying equity and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the underlying equity, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial price, exchange ratio, downside threshold level, call threshold level and/or final price, as applicable, or any other term of the Securities, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the exchange ratio will be doubled and the initial price, downside threshold level and call threshold level will each be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of the underlying equity, if applicable, in the event of a consolidation or merger of the issuer of the applicable underlying equity with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the Securities.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial price, exchange ratio, downside threshold level, call threshold level and/or final price for the first event, then adjust those same terms for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial price, exchange ratio, downside threshold level, call threshold level and/or final price, as applicable, of the underlying equity. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial price, call threshold level, downside threshold level, exchange ratio and/or final price. All terms of the Securities resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Securities are linked to an ADR, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your Securities, the dividend paid by the non-U.S. stock issuer, net of any applicable non-U.S. withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

General Terms of the Securities

For purposes of the antidilution adjustments, if an ADR is serving as the underlying equity, the calculation agent will consider the effect of the relevant event on the holders of the ADRs. For instance, if a holder of the ADRs receives an extraordinary dividend, the provisions below would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represent both the spun-off security as well as the existing non-U.S. stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADR is serving as the underlying equity, no adjustment will be made (1) if holders of ADRs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has adjusted the number of shares of non-U.S. stock represented by each ADR so that the economic terms of the ADRs would not be affected by the antidilution event in question.

If the non-U.S. stock issuer or the depositary for the ADRs, in the absence of any of the events described below, elects to adjust the number of shares of non-U.S. stock represented by each ADR, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADRs may also have the ability to make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢	a subdivision, consolidation or reclassification of the underlying equity or a free distribution or dividend of shares of the underlying equity to existing holders of the underlying equity by way of bonus, capitalization or similar issue;
➢	a distribution or dividend to existing holders of the underlying equity of:
•	additional shares of the underlying equity as described under “General Terms of the Securities — Stock Dividends or Distributions” below,
•	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of the underlying equity, as applicable, or
•	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
➢	the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the underlying equity, as applicable, or other assets;
➢	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
➢	a consolidation of the respective underlying equity issuer with another company or merger of the respective underlying equity issuer with another company; and

General Terms of the Securities

➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of the underlying equity.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited protection in the case of antidilution and reorganization events”.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the underlying equity is subject to a stock split or a reverse stock split, then the exchange ratio will be adjusted by multiplying the prior exchange ratio by, and the initial price, downside threshold level and call threshold level will each be adjusted by dividing the prior initial price, prior downside threshold level and the prior call threshold level by, the number of shares that a holder of one share of the underlying equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the underlying equity is subject to a stock dividend payable in shares of the underlying equity, then the exchange ratio will be adjusted by multiplying the prior exchange ratio by, and the initial price, downside threshold level and call threshold level will each be adjusted by dividing the prior initial price, prior downside threshold level and the prior call threshold level by, the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying equity.

It is not expected that antidilution adjustments will be made to the exchange ratio, initial price, downside threshold level and the call threshold level in the case of stock dividends payable in shares of the underlying equity that are in lieu of ordinary cash dividends payable with respect to shares of such underlying equity.

Other Dividends or Distributions

The terms of the Securities will not be adjusted to reflect dividends or other distributions paid with respect to the underlying equity, other than:

➢	stock dividends described under “General Terms of the Securities — Stock Dividends or Distributions” above;
➢	issuances of transferable rights and warrants with respect to the underlying equity as described under “— Transferable Rights and Warrants” below;
➢	if the underlying equity is common stock in a specific company, distributions that are spin-off events described under “General Terms of the Securities — Reorganization Events”; and
➢	extraordinary cash dividends described below.

For any offering of the Securities, a dividend or other distribution with respect to the underlying equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately

General Terms of the Securities

preceding non-extraordinary dividend, if any, for the underlying equity by an amount equal to at least 10% of the closing price of the underlying equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which the underlying equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to the underlying equity and is payable in cash, then the exchange ratio will be adjusted by multiplying the prior exchange ratio by, and the initial price, downside threshold level and call threshold level will each be adjusted by dividing the prior initial price, prior downside threshold level and prior call threshold level, respectively, by, the ratio of the closing price of the underlying equity on the trading day before the ex-dividend date to the amount by which that closing price exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for the underlying equity equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying equity minus the amount per share of underlying equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for the underlying equity; or
➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of the underlying equity that is both an extraordinary dividend and payable in underlying equity, or an issuance of rights or warrants with respect to the underlying equity that is also an extraordinary dividend, will result in adjustments to the initial price, exchange ratio, downside threshold level and call threshold level, or any other term of the Securities as described under “General Terms of the Securities — Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If an underlying equity issuer issues transferable rights or warrants to all holders of such underlying equity to subscribe for or purchase such underlying equity at an exercise price per share that is less than the closing price of such underlying equity on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial price, exchange ratio, downside threshold level, call threshold level and/or final price, as applicable, of the underlying equity, or any other terms of the Securities as the calculation agent determines appropriate with reference to any adjustment(s) to options contracts on the affected underlying equity in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange to account for the economic effect of such issuance.

Reorganization Events

Each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	the underlying equity is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying equity issuer;
(b)	the underlying equity issuer or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following the event;

General Terms of the Securities

(c)	any statutory share exchange involving outstanding shares of the underlying equity issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;
(d)	the underlying equity issuer or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;
(e)	the underlying equity issuer or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying equity, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);
(f)	the underlying equity issuer or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or
(g)	a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the issuer of the underlying equity or any successor entity and is consummated for all or substantially all of such shares.

If a reorganization event other than a share-for-cash event or an issuer merger event (each as defined below) occurs with respect to an underlying equity, then the determination of whether the closing price of the underlying equity is equal to or greater than the call threshold level or downside threshold level on any determination date and the determination of the exchange ratio will depend upon the amount, type and value of property or properties —  whether securities, other property or a combination of securities, other property and cash — that a hypothetical holder of the number of shares of the underlying equity prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and be quoted and traded in a non-U.S. currency. No interest will accrue on any distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency), the calculation agent will use the closing price of the security on the relevant determination date. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the underlying equity may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the underlying equity that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to the underlying equity and the calculation agent adjusts such underlying equity to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting the adjusted underlying equity for that offering of the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the underlying equity were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying equity.

For example, if the underlying equity issuer merges into another company and each share of the underlying equity is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the underlying equity for each Security in that particular offering will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the adjusted underlying equity for

General Terms of the Securities

each Security in the particular offering to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “General Terms of the Securities — Antidilution Adjustments”, as if the common shares were issued by the respective issuer of the underlying equity. In that event, the cash component will not be adjusted but will continue to be a component of the underlying equity for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs, and any amounts due at maturity of the Securities, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency) distributed in, or as a result of, the event will be substituted for the applicable underlying equity as described above. Consequently, in this product supplement, references to the underlying equity, where applicable, mean any distribution property that is distributed in a reorganization event and comprises the adjusted underlying equity for the particular offering of the Securities. Similarly, references to the respective underlying equity issuer include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of whether the value of the distribution property (which may be affected by the closing price of the non-U.S. securities) is, as the case may be, equal to or greater than the call threshold level or downside threshold level on any determination date, the closing price of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable pricing supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on the final determination date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If (i) a reorganization event occurs with respect to an underlying equity and the relevant distribution property consists solely of cash (a “share-for-cash event”) or (ii) the underlying equity issuer or any successor entity becomes subject to a merger or consolidation with UBS AG or any of its affiliates (an “issuer merger event”), the calculation agent may select a substitute security (as defined under “General Terms of the Securities —  Delisting or Suspension of Trading in a Common Stock” below) to replace such underlying equity that is affected by any such share-for-cash event or issuer merger event (the “original underlying equity”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The substitute security will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the exchange ratio, downside threshold level, call threshold level and/or final price, as applicable, and any other term of the Securities and thereafter will determine

General Terms of the Securities

any amounts owed on the Securities by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing price of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of a share-for-cash event or an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying equity exists, then the calculation agent will deem the closing price of the original underlying equity on the trading day immediately prior to the announcement date of the share-for-cash event or issuer merger event, as applicable, to be the closing price of the underlying equity on each remaining trading day to, and including, the final determination date.

If an ADR is serving as the underlying equity and the non-U.S. stock represented by such ADR is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADRs are not eligible to participate in such reorganization event or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has made adjustments to account for the effects of such reorganization event. However, if holders of ADRs are eligible to participate in such reorganization event and the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

Delisting or Suspension of Trading in a Common Stock

If a common stock serving as the underlying equity is delisted or trading of the underlying equity is suspended on the primary exchange for such underlying equity, and such underlying equity is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying equity will continue to be deemed the underlying equity.

If a common stock serving as the underlying equity is delisted or trading of such underlying equity is suspended on the primary exchange for such underlying equity, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADR, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry-classification as the underlying equity issuer as published on the Bloomberg Professional service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the underlying equity issuer as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria''). A company is subject to a “hedging restriction'' if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Securities with respect to the common stock or ADR of such company. If there is no issuer with the same primary industry classification as the underlying equity issuer that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADR then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry'' classification as the underlying equity issuer; second, issuers with the same primary “Industry'' classification as the underlying equity issuer; and third, issuers with the same primary “Industry Group'' classification as the underlying equity issuer. “Sub-Industry,'' “Industry'' and “Industry Group'' have the meanings assigned by Standard & Poor’s, a division of the McGraw-Hill

General Terms of the Securities

Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS'') Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures.

The substitute security will be deemed to be the underlying equity and the calculation agent will make any required adjustment to the initial price, exchange ratio, downside threshold level, call threshold level and/or final price, as applicable, and any other term of the Securities and thereafter will determine any amounts owed on the Securities by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing price of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “General Terms of the Securities  — Reorganization Events''.

If the underlying equity is delisted or trading of the underlying equity is suspended and the calculation agent determines that no substitute security comparable to the underlying equity exists, then the calculation agent will deem the closing price of the underlying equity on the trading day immediately prior to its delisting or suspension to be the closing price of the underlying equity on each remaining trading day to, and including, the final determination date.

Delisting of ADRs or Termination of ADR Facility

If an ADR serving as the underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the issuer of the non-U.S. stock and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the non-U.S. stock will be deemed to be such underlying equity, and the calculation agent will make any required adjustment to the initial price, exchange ratio, downside threshold level, call threshold level and/or final price, as applicable, and any other term of the Securities and thereafter will determine any amounts owed on the Securities by reference to the non-U.S. stock and such adjusted terms. To the extent that the non-U.S. stock and/or a group of one or more classes of non-U.S. stock substituted for the underlying equity represents more than or less than one share of such underlying equity, the calculation agent may modify the terms as necessary to ensure an equitable result including, but not limited to, changing the quantities and classes of such non-U.S. stock. On and after the change date, for all purposes, including the determination of the closing price and final price on any determination date, the closing price of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “General Terms of the Securities — Reorganization Events”, unless otherwise specified in the applicable pricing supplement.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as the underlying equity (“original ETF”) is delisted or trading of the original ETF is suspended on the primary exchange for the ETF, and the ETF is immediately re-listed or approved for trading on a successor exchange, then the original ETF will continue to be deemed the underlying equity.

If an ETF serving as the underlying equity is delisted or trading of the ETF is suspended on the primary exchange for the ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, or the ETF is otherwise discontinued, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF, which is listed or approved for trading on a major U.S. exchange or market, whose ETF (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same target index as the original ETF or underlying assets of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to its underlying assets and any target index, market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF

General Terms of the Securities

will be deemed to be the underlying equity and the calculation agent will make any required adjustment to the initial price, exchange ratio, downside threshold level, call threshold level and/or final price, as applicable, and any other term of the Securities and thereafter will determine any amounts owed on the Securities by reference to the substitute ETF and such adjusted terms. If the substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the closing price of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “General Terms of the Securities — Reorganization Events”.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing price of the original ETF by reference to a basket comprised of (i) the underlying assets of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying assets of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial price, exchange ratio, downside threshold level, call threshold level and/or final price, as applicable, and any other term of the Securities and thereafter will determine any amounts owed on the Securities by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing price of the applicable replacement basket asset on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “General Terms of the Securities — Reorganization Events”.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing price of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing price of the original ETF on each remaining trading day to, and including, the final determination date.

If at any time the target index or the underlying assets of an underlying ETF is changed in a material respect, or if the ETF in any other way is modified so that the price of its shares do not, in the opinion of the calculation agent, fairly represent the price of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and determine the closing prices of the underlying equity by reference to the price of the shares of the ETF as adjusted. Accordingly, if the ETF is modified in a way that the price of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the price in order to arrive at a price of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding

General Terms of the Securities

principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants.”

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. dollars, for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five (5) business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less

General Terms of the Securities

from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities upon an early redemption or at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Regular Record Dates for Contingent Payments

Unless otherwise specified in the applicable pricing supplement, the regular record date relating to a payment for the Securities will be the business day prior to the contingent payment date.

Trading Day

A “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. exchange(s) or market(s) on which the underlying equity is listed or admitted for trading. With respect to an underlying equity issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange(s) or market(s) on which such instrument is listed or admitted for trading.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, antidilution adjustments, business days, trading days, the default amount, the initial price, the final price, the call threshold level, the downside threshold level, the exchange ratio, the contingent payment payable in respect of any contingent payment date and the amount payable in respect of your Securities, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

The net proceeds from the offering of the Securities will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of the underlying equity or underlying assets, listed and/or over- the-counter options, futures or exchange-traded funds or other instruments on those assets prior to and/or on the applicable pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of an underlying equity or and/or the underlying assets;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the above instruments;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying equity or underlying assets; or
➢	any combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Securities on or before the final determination date for your Securities. That step may involve sales or purchases of the instruments described above. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities, if any. See “Risk Factors” herein for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The U.S. federal income tax consequences of your investment in the Securities are uncertain. The following is a general description of certain material U.S. federal income tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The applicable pricing supplement may contain a further discussion of the special federal income tax consequences applicable to certain Securities. The summary of the federal income tax considerations contained in the applicable pricing supplement or free writing prospectus supersedes the following summary to the extent it is inconsistent therewith.

This discussion does not address the U.S. federal income tax (or other tax) consequences of owning or disposing of the underlying equity you may receive at maturity. You should carefully review the potential tax consequences that are set forth in the prospectus for the underlying equity. You should consult your tax advisor regarding the potential U.S. federal income tax consequences of owning or disposing of the underlying equity.

This discussion applies to you only if you acquire your Securities upon initial issuance and hold your Securities as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or non-U.S. currencies;
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
➢	a bank or other financial institution;
➢	a regulated investment company or a real estate investment company;
➢	a life insurance company;
➢	a tax-exempt organization, including an “Individual Retirement Account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;
➢	a person that owns the Securities as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Securities or a “wash sale” with respect to the Securities or the underlying equities; or
➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Security, you should consult your own tax advisor concerning the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Supplemental U.S. Tax Considerations

Except as otherwise noted under “— Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons are authorized to control all of its substantial decisions.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or an entity treated as a partnership for U.S. federal income tax purposes, holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Securities.

In addition, we will not attempt to ascertain whether any underlying equity issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder, upon the sale, exchange or retirement of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your Securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in a Security are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Securities described below and as to the application of state, local or other tax laws to your investment in your Securities. The risk that the Securities would be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before the receipt of any cash) and short-term capital gain or loss (even if held for a period longer than one year) is greater than with other equity-linked securities that do not guarantee full repayment of principal.

Tax Treatment of the Securities

Unless otherwise specified in the applicable pricing supplement, we expect that our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your Securities as pre-paid derivative contracts with respect to the underlying equity with associated contingent payments for U.S. federal income tax purposes and the terms of the Securities require you and us (in the absence of an administrative determination or judicial ruling to the contrary) to treat the Securities for all U.S. federal income tax purposes in accordance with such characterization, and any reports to the IRS and U.S. holders will be consistent with such treatment. In purchasing your Securities, you agree to these terms. Except as otherwise noted below, the discussion below assumes that the Securities will be so treated.

Supplemental U.S. Tax Considerations

Tax Consequences to U.S. Holders

Treatment of Contingent Payments.

Although the tax treatment of the contingent payments is unclear, we intend to treat such contingent payments (including any contingent payment paid on or with respect to the maturity date or early redemption) as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purpose. Generally, this would require such contingent payments be included in income for cash-basis taxpayers when received and for accrual basis taxpayers when the right to, and amount of, such contingent payment is fixed.

Tax Treatment on Sale, Exchange, or Redemption.

Consistent with the tax characterization of the Securities set forth above, you should generally realize capital gain or loss on the sale, exchange, early redemption or receipt of cash upon a redemption at maturity of your Securities in an amount equal to the difference between the amount realized (other than pursuant to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) at such time and your tax basis in the Securities. Your tax basis in a Security should generally be the price you paid for your Securities. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a determination date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Tax Treatment of Physical Settlement.

If you receive shares of the underlying equity, you should be deemed to have applied the purchase price of your Security toward the purchase of the shares you receive. You should not recognize gain or loss with respect to the receipt of those shares. Instead, assuming contingent payments are properly treated as ordinary income, consistent with the position described above, your basis in the underlying equity received should equal the price you paid to acquire your Security, and that basis will be allocated proportionately among the shares. Your holding period for the shares of the underlying equity will begin on the day after receipt. With respect to any cash received in lieu of a fractional share of the underlying equity, you will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the tax basis allocable to the fractional share.

Alternative Treatments

Due to the absence of authorities that directly address the proper treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Securities described above. If the IRS were successful in asserting an alternative treatment of the Securities, the timing and character of income on your Securities could differ materially from our description herein.

For example, if your Securities have a term of more than one year, it is possible that your Securities could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If your Securities are so treated, you would be required to accrue interest income as original issue discount over the term of your Securities based upon our “comparable yield” at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities, with the result that your taxable income in any year could differ significantly from the contingent payments, if any, you receive in that year. You would recognize gain or loss upon the sale, early redemption, or redemption at maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Security and decreased by any contingent payments. Any gain you recognize upon the sale, early redemption, or redemption at

Supplemental U.S. Tax Considerations

maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement.

If the rules governing contingent payment obligations apply, special rules would apply to a person who purchases Securities at a price other than the adjusted issue price as determined for tax purposes.

If your Securities have a term of one year or less, it is possible that the Securities could be treated as debt instruments subject to special rules for short-term debt instruments. However, there are no specific rules dealing with short-term debt instruments that provide for contingent payments. You should consult your tax advisor as to the tax consequences of such a characterization.

Additionally, it is possible that your Securities could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have invested paid to secure your obligations under the put option. Under this characterization, you would be required to accrue interest income (which may exceed in any tax year any payments of contingent payments) on such deposit over the term of the Securities based on the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to such deposit and if the Securities are not called, you may realize short-term capital loss on the Maturity Date.

Additionally, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts and requires current accrual of income for some contracts already in existence. If the IRS or the Treasury Department successfully treated the Securities as notional principal contracts or publishes future guidance requiring current economic accrual for contingent payments on forward or other derivative contracts, it is possible that you could be required to accrue income over the term of the Securities in excess of the contingent payments.

It is also possible that the contingent payments would be treated for U.S. federal income tax purposes as a return of capital which would reduce your tax basis in your Securities and result in greater gain or smaller loss on the sale, exchange, early redemption or redemption at maturity of your Securities.

The IRS could also possibly assert that (i) you should be treated as owning the underlying equity, (ii) you should be required to accrue interest income over the term of your Securities in addition to any contingent payments you receive, (iii) all or a portion of any gain or loss that you recognize upon the sale, exchange, early redemption, or redemption at maturity of the Securities (in addition to any amounts attributable to any unpaid contingent payment, discussed above) should be treated as ordinary gain or loss or short-term capital gain or loss without regard to how long you have held the Securities or (iv) you should be required to recognize taxable gain upon a rollover, rebalancing or replacement, if any, of the components of an underlying equity. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations and treatments of your Securities for U.S. federal income tax purposes.

Constructive Ownership Transactions.

If your Securities are linked to a regulated investment company (including certain exchange traded funds), real estate investment trust, partnership or passive foreign investment company (each, a “pass through entity”) it is also possible that the IRS could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, early redemption, or redemption on maturity of your Securities would be recharacterized as ordinary income to the extent such gain exceeds

Supplemental U.S. Tax Considerations

the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) that you would have realized had you purchased an actual interest in the pass through entity on the date you purchased your Securities and sold such interest in the pass through entity on the date of the sale or maturity of the Securities (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for you in taxable years prior to the taxable year of the sale, exchange or maturity of the Securities (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Securities). It is not clear how the “net underlying long-term capital gain” would be computed in respect of the Securities. Accordingly, you should consult your tax advisors regarding the potential application of the “constructive ownership” rules.

Possible Change in Law

The IRS has announced in Notice 2008-2 that it and the Treasury Department are considering whether holders of pre-paid forward or financial contracts should be required to accrue income during the term of the transaction, even if such contracts are not otherwise treated as indebtedness for U.S. federal income tax purposes and solicited comments with respect to the appropriate methodology, scope and other tax issues associated with such transactions, including appropriate transition and effective dates. Legislation was also proposed in 2007 that if it had been enacted would have required holders of certain pre-paid forward contracts to accrue income during the term of the transaction. It is possible that any guidance or legislation that is adopted may extend to Securities such as described herein, in which case a U.S. holder may be required to accrue ordinary income over the term of the Securities in excess of any contingent payments. Prospective investors should consult their tax advisors regarding any potential alternative characterizations of the Securities. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect Securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities is not likely to be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the

Supplemental U.S. Tax Considerations

Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets

U.S. holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by non-U.S. persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Backup Withholding and Information Reporting

Cash proceeds received from a disposition of a Security may be subject to information reporting. We expect that contingent payments will be subject to information reporting unless you qualify for an exemption. Cash proceeds and contingent payments may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA (as discussed below), we currently do not intend to withhold any tax on any contingent payment made to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) without being required to pay any additional amounts with respect to amounts so withheld.

Supplemental U.S. Tax Considerations

In general, gain realized on the sale, exchange, early redemption or retirement of the Securities by a Non-U.S. holder will not be subject to federal income tax, unless:

➢	the gain with respect to the Securities is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, or
➢	the Non-U.S. holder is a nonresident alien individual who holds the Securities as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied, or has certain other present or former connections with the United States.

If the gain realized on the sale, exchange, redemption or retirement of the Securities by the Non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

This discussion does not address the U.S. federal income tax consequences to you of holding or disposing of any shares of the underlying equity that you may receive in connection with your investment in the Securities. You may be subject to adverse U.S. federal income tax consequences with respect to your ownership of the shares of the underlying equity, including being subject to U.S. withholding tax on any dividends received in respect of the underlying equity. You should consult your own tax advisors concerning the application of U.S. federal income tax laws to your beneficial ownership of any underlying equity received at maturity.

Section 897 Determination

We will not attempt to ascertain whether the issuer of any underlying equity would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of the underlying equity or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of the underlying equity or a Security upon a sale, exchange, redemption or other taxable disposition of the underlying equity or Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying equity as a United States real property holding corporation or the Securities as United States real property interests.

Section 871(m) Withholding

Section 871(m) of the Code requires withholding on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued on or after 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities issued before the above “grandfather date” should not be subject to tax under Section 871(m) of the Code. However, it is possible that such withholding tax could apply to “grandfathered” Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of

Supplemental U.S. Tax Considerations

the underlying equity. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) of the Code and the regulations thereunder in respect of their acquisition and ownership of the Securities.

FATCA Withholding

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e, certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “foreign pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA generally apply to certain “withholdable payments” and, if made after December 31, 2016, payments of certain gross proceeds on sale or disposition and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) of the Code and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as foreign financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities and any underlying equity received (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer).

Certain ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Securities will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the aggregate stated principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.